EX-99.23.j.i

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------


     We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 21, 2004, relating to the financial statements and financial highlights which appears in the October 31, 2004 Annual Report to Shareholders of Fairport Government Securities Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.


/s/ PricewaterhouseCoopers

PricewaterhouseCoopers LLP
Columbus, Ohio
December 29, 2004